Exhibit 99.1

Internap Reports Third Quarter 2010 Financial Results

●	Revenue of $60.3 million compared with $64.4 million in the third quarter of 2009;

●	Segment profit1 of $28.7 million; segment margin1 of 47.7 percent, up 440 basis points year-over-year;

●	Adjusted EBITDA2 of $9.1 million, up 19.7 percent year-over-year; adjusted EBITDA margin2 of 15.2 percent;

●	Announces 7,000 net sellable square foot expansion of company-controlled data center in Boston;

●	Announces new $80 million credit facility, extending borrowing capacity by $45 million over previous facility.

ATLANTA, GA – (November 4, 2010) Internap Network Services Corporation (NASDAQ: INAP), a leading provider of worldwide IT infrastructure services, today announced financial results for the third quarter of 2010.

“We are very pleased with the return to top-line growth in our Data center services segment.  During the quarter, we sold through a proactive decrease in low-margin partner data center revenue and expanded our company-controlled footprint by 26,500 net sellable square feet,” said Eric Cooney, President and Chief Executive Officer of Internap.  “Buoyed by the Data center services revenue growth and the sales momentum for our premier data center facilities, we have the assurance to continue our strategy with a 7,000 square foot expansion of our Boston facility.  With total bookings growth of over 40 percent year-over-year and another quarter of solid adjusted EBITDA profitability, we are confidently executing the long-term profitable growth strategy.”

Third Quarter 2010 Financial Summary
	3Q 2010	3Q 2009	2Q 2010	YoY Growth	QoQ Growth
Revenues:
Data center services	$31,550	$33,547	$31,197	-6%	1%
IP services	28,765	30,867	29,328	-7%	-2%
Total Revenues	$60,315	$64,414	$60,525	-6%	0%

Operating Expenses	$60,851	$66,157	$61,238	-8%	-1%

GAAP Net Loss	$(1,662)	$(1,975)	$(1,271)	n/m	n/m

Normalized Net Income (Loss)2	$(548)	$(904)	$1,356	n/m	n/m

Adjusted EBITDA	$9,145	$7,640	$9,924	20%	-8%
Adjusted EBITDA Margin	15.2%	11.9%	16.4%	330BPS	-120BPS

Revenue

●
Revenue totaled $60.3 million compared with $64.4 million in the third quarter of 2009 and $60.5 million in the second quarter of 2010. Revenue from Data center services decreased year-over-year but rose sequentially. IP services decreased year-over-year and compared with the second quarter of 2010.

●
Data center services revenue declined 6 percent year-over-year and increased 1 percent sequentially to $31.6 million. The company’s ongoing initiative to proactively churn certain less-profitable contracts in partner data centers drove the year-over-year decline.  The sequential increase was supported by higher revenue per net sellable square foot and increased occupancy.

●	IP services revenue totaled $28.8 million – a decrease of 7 percent compared with the third quarter of 2009 and 2 percent sequentially – as revenue churn outpaced traffic growth.

Net (Loss) Income

●
GAAP net loss was $(1.7) million, or $(0.03) per share, compared with GAAP net loss of $(2.0) million, or $(0.04) per share, in the third quarter of 2009 and $(1.3) million, or $(0.03) per share, in the second quarter of 2010.

●
Normalized net income, which excludes the impact of stock-based compensation expense and items that management considers non-recurring, was $(0.5) million, or $(0.01) per share. This compares with normalized net loss in the third quarter of 2009 of $(0.9) million, or $(0.02) per share, and normalized net income of $1.4 million, or $0.03 per share, in the second quarter of 2010.

Segment Profit and Adjusted EBITDA

●	Segment profit was $28.7 million, an increase of 3 percent year-over-year and a decrease of 2 percent sequentially.
●
Segment margin was 47.7 percent. Segment profit in Data center services was $11.1 million, or 35.3 percent of Data center services revenue. IP services segment profit was $17.6 million, or 61.2 percent of IP services revenue. Proactive churn of less-profitable partner data center revenue benefited Data center services segment margin compared with the third quarter of 2009.  The sequential decrease in Data center services segment margin was driven by higher seasonal power costs.  Decreased IP services revenue drove the year-over-year and sequential decrease in segment margins.

●
Adjusted EBITDA totaled $9.1 million in the third quarter, 19.7 percent higher than the third quarter of 2009 and down relative to Adjusted EBITDA in the second quarter of 2010 which included a benefit of a payroll tax credit from the State of Georgia of $1.1 million. Adjusted EBITDA margin was 15.2 percent in the third quarter of 2010, up 330 basis points year-over-year and down 120 basis points sequentially. The year-over-year increase in Adjusted EBITDA was driven by higher segment profit and lower cash operating expenses.

Balance Sheet and Cash Flow Statement

●	Cash and cash equivalents totaled $68.3 million at September 30, 2010. Total debt was $40.4 million at the end of the quarter, including $20.4 million in capital lease obligations.
●	Cash generated from operations for the nine months ended September 30, 2010 was $28.2 million. Capital expenditures over the same period were $43.2 million.

Recent Operational Highlights

Historical trends of key financial and operational metrics can be found in a supplementary data schedule on Internap’s website at http://ir.internap.com/results.cfm.

●	We had 2,767 customers under contract at the end of the third quarter 2010.
●
Our initiative to proactively churn select, low-margin customer contracts in partner data center facilities continued in the third quarter with approximately 2,000 net sellable square feet returned to these data center partners during the quarter.

●	We recently secured a new $80 million credit facility from a syndicate of banks consisting of: Wells Fargo Capital Finance, the agent and lead lender, RBC Bank (USA) and Silicon Valley Bank.
●
In response to solid customer demand, we are increasing our company-controlled data center footprint by adding 7,000 net sellable square feet to our existing Boston facility.  We expect this expansion to be online in the second quarter of 2011. The new space will have expanded power density capacities of up to 10 kilowatts per rack. The higher power density will make the data center one of the most robust sites in the region.

●	We opened our new/expanded data centers in Silicon Valley, Seattle, and Houston in the third quarter, increasing our company-controlled capacity by 26,500 net sellable square feet.

1
Segment profit is a non-GAAP financial measure and is defined in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.”  Reconciliations between GAAP information and non-GAAP information related to Segment Profit is contained in the table entitled “Segment Profit and Segment Margin.”

2
Adjusted EBITDA and Normalized Net Income (Loss) are non-GAAP financial measures and are defined in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.”  Reconciliations between GAAP information and non-GAAP information related to Adjusted EBITDA and Normalized Net Income (Loss) are contained in the tables entitled “Reconciliation of Loss from Operations to Adjusted EBITDA,” and “Reconciliation of Net Loss and Basic and Diluted Net Loss Per Share to Normalized Net Income (Loss) and Basic and Diluted Normalized Net Income (Loss) Per Share” in the attachment.

Conference Call Information:

Internap’s third quarter 2010 conference call will be held today at 5:00 p.m. EDT. Listeners may connect to a webcast of the call, which will include accompanying presentation slides, on the investor services section of Internap’s web site at http://ir.internap.com/events.cfm.  The call can also be accessed by dialing 866-515-9839.  International callers should dial 631-813-4875.  An online archive of the webcast presentation will be available for one month following the call.  An audio-only replay will be accessible from Thursday, November 4, 2010 at 8 p.m. EDT through Thursday, November 11, 2010 at 800-642-1687 using the code 18652348. International callers can access the archived event at 706-645-9291 with the same code.

About Internap

Internap is a leading Internet products and services company that provides The Ultimate Online Experience® by managing, delivering and distributing applications and content with 100 percent uptime service level agreements. With a platform of data centers around the world, managed Internet services and a content delivery network (CDN), Internap frees its customers to innovate, improve service levels and lower the cost of IT operations. Thousands of companies across the globe trust Internap to help them achieve their Internet business goals. For more information, visit http://www.internap.com.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements include statements related to future revenue growth, the benefits to be realized from investments in our business, business turnaround and Internap’s expectations regarding the expansion of data center capacity, including expectations as to occupancy and timing. Because such statements are not guarantees of future performance and involve risks and uncertainties, there are important factors that could cause Internap’s actual results to differ materially from those in the forward-looking statements. These factors include Internap’s ability to achieve or sustain profitability; its ability to expand margins and drive higher returns on investment; its ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; its ability to correctly forecast capital needs, demand planning and space utilization; its ability to respond successfully to technological change and the resulting competition; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in its network operations centers, data centers, network access points or computer systems; its ability to provide or improve Internet infrastructure services to its customers; and its ability to protect its intellectual property, as well as other factors discussed in Internap’s filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Internap undertakes no obligation to update, amend or clarify any forward-looking statement for any reason.

###

Press Contact:	Investor Contact:
Mariah Torpey	Andrew McBath
(781) 418-2404	(404) 302-9700
internap@daviesmurphy.com	ir@internap.com

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	September 30,
	2010	2009
Revenues:
Data center services	$31,550	$33,547
Internet protocol (IP) services	28,765	30,867
Total revenues	60,315	64,414

Operating costs and expenses:
Direct cost of network, sales and services, exclusive of
depreciation and amortization, shown below:
Data center services	20,405	24,450
IP services	11,162	12,047
Direct costs of customer support	5,438	4,767
Direct costs of amortization of acquired technologies	979	979
Sales and marketing	7,451	5,955
General and administrative	7,828	10,626
Depreciation and amortization	7,601	7,313
Loss (gain) on disposal of property and equipment	(13)	20

Total operating costs and expenses	60,851	66,157

Loss from operations	(536)	(1,743)

Non-operating expense (income):
Interest income	(2)	(8)
Interest expense	618	189
Other, net	4	(11)
Total non-operating expense	620	170

Loss before income taxes and equity in loss (earnings) of	(1,156)	(1,913)
equity method investment:
Provision for income taxes	634	93
Equity in loss (earnings) of equity-method investment, net of taxes	(128)	(31)

Net loss	$(1,662)	$(1,975)

Basic and diluted net loss per share	$(0.03)	$(0.04)

Weighted average shares outstanding used in computing basic and diluted net
loss per share	50,026	49,638

INTERNAP NETWORK SERVICES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	September 30,	December 31,
	2010	2009
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$68,311	$73,926
Short-term investments in marketable securities	-	7,000
Accounts receivable, net of allowance for doubtful accounts of $2,010 and $1,953, respectively	19,886	18,685
Inventory	213	375
Prepaid expenses and other assets	10,361	8,768

Total current assets	98,771	108,754

Property and equipment, net	131,087	91,151
Investments and other related assets	2,140	1,804
Intangible assets, net	15,587	20,782
Goodwill	39,464	39,464
Deposits and other assets	2,903	2,637
Deferred tax asset, non-current, net	2,448	2,910
Total assets	$292,400	$267,502

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Revolving credit facility, current portion	$20,000	$-
Accounts payable	24,288	17,237
Accrued liabilities	8,878	10,192
Deferred revenues, current portion	3,154	3,817
Capital lease obligations, current portion	1,020	25
Restructuring liability, current portion	2,738	2,819
Other current liabilities	133	125
Total current liabilities	60,211	34,215

Revolving credit facility, due after one year	-	20,000
Deferred revenues, less current portion	2,251	2,492
Capital lease obligations, less current portion	19,404	3,217
Restructuring liability, less current portion	5,645	6,123
Deferred rent	16,617	16,417
Other long-term liabilities	535	636
Total liabilities	104,663	83,100

Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value: 20,000 shares authorized; no shares issued	-	-
or outstanding
Common stock, $0.001 par value; 120,000 shares authorized and 51,924 shares	52	51
outstanding at September 30, 2010; 60,000 shares authorized and 50,763 shares outstanding at December 31, 2009
Additional paid-in capital	1,228,291	1,221,456
Treasury stock, at cost: 107 and 42 shares at September 30, 2010 and	(477)	(127)
December 31, 2009
Accumulated deficit	(1,039,740)	(1,036,548)
Accumulated items of other comprehensive loss	(389)	(430)
Total stockholders' equity	187,737	184,402
Total liabilities and stockholders' equity	$292,400	$267,502

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended
	September 30,
	2010	2009
Cash Flows from Operating Activities:
Net loss	$(3,192)	$(69,227)
Adjustments to reconcile net loss to net cash provided by operating activities:
Goodwill and other intangible asset impairments	-	55,647
Depreciation and amortization	25,325	24,131
Loss on disposal of property and equipment	7	20
Provision for doubtful accounts	1,088	2,081
Equity in loss (earnings) from equity-method investment	(277)	57
Non-cash changes in deferred rent	200	1,282
Stock-based compensation expense	3,551	4,434
Deferred income taxes	462	(293)
Other, net	619	151
Changes in operating assets and liabilities:
Accounts receivable	(2,289)	2,489
Inventory	162	(11)
Prepaid expenses, deposits and other assets	(1,749)	2,897
Accounts payable	7,051	1,486
Accrued and other liabilities	(1,314)	657
Deferred revenues	(904)	990
Accrued restructuring liability	(559)	418
Net cash flows provided by operating activities	28,181	27,209

Cash Flows from Investing Activities:
Purchases of property and equipment	(43,234)	(12,950)
Maturities of investments in marketable securities	7,000	7,224
Proceeds from disposal of property and equipment	12	-
Net cash flows used in investing activities	(36,222)	(5,726)

Cash Flows from Financing Activities:
Proceeds from notes payable	58,500	59,000
Principal payments on notes payable	(58,500)	(59,000)
Payments on capital lease obligations	(204)	(246)
Stock-based compensation plans	2,837	(252)
Other, net	(218)	(87)
Net cash flows provided by (used in) financing activities	2,415	(585)
Effect of exchange rates on cash and cash equivalents	11	30
Net (decrease) increase in cash and cash equivalents	(5,615)	20,928
Cash and cash equivalents at beginning of period	73,926	46,870
Cash and cash equivalents at end of period	$68,311	$67,798

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including adjusted EBITDA, normalized net income (loss), normalized diluted shares outstanding, segment profit and segment margin. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net income (loss) is loss from operations and net loss, respectively. The most directly comparable GAAP equivalent to normalized diluted shares outstanding is diluted common shares outstanding.

We define non-GAAP measures as follows:

●	Adjusted EBITDA is loss from operations plus depreciation and amortization, loss on disposals of property and equipment, impairments and restructuring and stock-based compensation.

●	Adjusted EBITDA margin is adjusted EBITDA as a percentage of revenues.

●	Normalized net income (loss) is net income (loss) plus impairments and restructuring and stock-based compensation.

●
Normalized diluted shares outstanding are diluted shares of common stock outstanding used in GAAP net loss per share calculations, excluding the dilutive effect of stock-based compensation using the treasury stock method.

●	Normalized net income (loss) per share is normalized net income (loss) divided by basic and normalized diluted shares outstanding.

●
Segment profit is segment revenues less direct costs of network, sales and services, exclusive of depreciation and amortization for the segment, as presented in the notes to our consolidated financial statements. Segment profit does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization associated with direct costs.

●	Segment margin is segment profit as a percentage of segment revenues.

We detail reconciliations of our non-GAAP financial measures to the most directly comparable financial measure in the reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization and loss on disposals of property and equipment, as well as impairments and restructuring, to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of Internap’s core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring expenses primarily reflect goodwill impairments and subsequent plan adjustments in sublease income assumptions for certain properties included in our previously disclosed restructuring plans.

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Internap believes that impairment and restructuring charges are unique costs that we do not expect to recur on a regular basis, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of Internap’s core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss and net loss per share information by providing normalized net income (loss) and normalized net income (loss) per share, excluding the effect of impairments, restructuring and stock-based compensation in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of our overall performance because it eliminates the effect of non-cash items.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by operating activities as defined by GAAP. Our statements of cash flows present our cash flow activity in accordance with GAAP. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

●
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●
investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability.

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Our management uses adjusted EBITDA:

●	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

●	in communications with the board of directors, analysts and investors concerning our financial performance.

Our presentation of segment profit and segment margin excludes direct costs of customer support, depreciation and amortization in order to allow investors to see the business through the eyes of management. Management views direct costs of network, sales and services as generally less controllable, external costs and management regularly monitors the margin of revenues in excess of these direct costs. Similarly, we view the costs of customer support to also be an important component of costs of revenues but believe that the costs of customer support to be more within our control and to some degree discretionary as we can adjust those costs by hiring and terminating employees.

Segment margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors’ pricing declines and the corresponding effect on our revenues. The presentation of segment margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network, sales and services. Conversely, we have much greater latitude in controlling the compensation component of costs of revenues, represented by customer support, and we analyze this component separately from the direct external costs.

We also have excluded depreciation and amortization from segment profit and segment margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF LOSS FROM OPERATIONS TO ADJUSTED EBITDA

A reconciliation of loss from operations, the most directly comparable GAAP measure, to adjusted EBITDA for each of the periods indicated is as follows (in thousands):

	Three Months Ended
	September 30, 2010	June 30, 2010	September 30, 2009
(Loss) income from operations (GAAP)	$(536)	$(713)	$(1,743)
Stock-based compensation	1,114	1,444	1,071
Depreciation and amortization, including amortization of acquired technologies	8,580	7,992	8,292
Loss (gain) on disposals of property and equipment, net	(13)	18	20
Impairments and restructuring	-	1,183	-
Adjusted EBITDA (non-GAAP)	$9,145	$9,924	$7,640

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF NET LOSS AND BASIC AND DILUTED
NET LOSS PER SHARE TO NORMALIZED NET INCOME (LOSS) AND
BASIC AND DILUTED NORMALIZED NET INCOME (LOSS) PER SHARE

Reconciliations of (1) net loss, the most directly comparable GAAP measure, to normalized net income (loss), (2) diluted shares outstanding used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share outstanding calculations and (3) net loss per share, the most directly comparable GAAP measure, to normalized net income (loss) per share for each of the periods indicated is as follows (in thousands, except per share data):

	Three Months Ended
	September 30, 2010	June 30, 2010	September 30, 2009
Net loss (GAAP)	$(1,662)	$(1,271)	$(1,975)
Impairments and restructuring	-	1,183	-
Stock-based compensation expense	1,114	1,444	1,071
Normalized net income (loss) (non-GAAP)	$(548)	$1,356	$(904)

Normalized net income allocable to participating securities (non-GAAP)	-	(30)	-
Normalized net income (loss) available to common stockholders (non-GAAP)	$(548)	$1,326	$(904)

Weighted average shares outstanding used in per share calculation:
Basic (GAAP)	50,026	50,013	49,638
Participating securities (GAAP)	1,118	1,132	1,126

Diluted (GAAP)	50,026	50,013	49,638
Add potentially dilutive securities	-	450	-
Less dilutive effect of stock-based compensation under the treasury stock method	-	(347)	-
Normalized diluted shares (non-GAAP)	50,026	50,116	49,638

Loss per share (GAAP):
Basic and diluted	$(0.03)	$(0.03)	$(0.04)

Normalized net income (loss) per share (non-GAAP):
Basic and diluted	$(0.01)	$0.03	$(0.02)

INTERNAP NETWORK SERVICES CORPORATION
SEGMENT PROFIT AND SEGMENT MARGIN

Segment profit and segment margin, which does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization, for each of the periods indicated is as follows (dollars in thousands):

	Three Months Ended
	September 30, 2010	June 30, 2010	September 30, 2009
Revenues:
Data center services	$31,550	$31,197	$33,547
Internet protocol (IP) services	28,765	29,328	30,867
Total	60,315	60,525	64,414

Direct cost of network, sales and services, exclusive of
depreciation and amortization:
Data center services	20,405	19,784	24,450
IP services	11,162	11,479	12,047
Total	31,567	31,263	36,497

Segment Profit:
Data center services	11,145	11,413	9,097
IP services	17,603	17,849	18,820
Total	$28,748	$29,262	$27,917

Segment Margin:
Data center services	35.3%	36.6%	27.1%
IP services	61.2%	60.9%	61.0%
Total	47.7%	48.3%	43.3%